UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

GENERAL DYNAMICS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GENERAL DYNAMICS CORPORATION 11011 SUNSET HILLS ROAD RESTON, VA 20190	Your Vote Counts! GENERAL DYNAMICS CORPORATION 2022 Annual Meeting Vote by May 3, 2022 11:59 p.m. Eastern Time. For shares held in a Plan, vote by May 1, 2022 11:59 p.m. Eastern Time.

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You invested in GENERAL DYNAMICS CORPORATION and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 4, 2022.

Get informed before you vote
View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by request prior to April 20, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* May 4, 2022 9:00 a.m. Eastern Time

Virtually at: www.VirtualShareholderMeeting.com/GD2022

To be admitted to the virtual meeting, you must register in advance by 11:59 p.m. Eastern Time on April 29, 2022, by accessing www.ProxyVote.com.*

* You are not required to attend the meeting in order to vote. Please check the meeting materials for additional requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors
Nominees:
1a.	James S. Crown	For
1b.	Rudy F. deLeon	For
1c.	Cecil D. Haney	For
1d.	Mark M. Malcolm	For
1e.	James N. Mattis	For
1f.	Phebe N. Novakovic	For
1g.	C. Howard Nye	For
1h.	Catherine B. Reynolds	For
1i.	Laura J. Schumacher	For
1j.	Robert K. Steel	For
1k.	John G. Stratton	For
1l.	Peter A. Wall	For
2.	Advisory Vote on the Selection of Independent Auditors	For
3.	Advisory Vote to Approve Executive Compensation	For
4.	Shareholder Proposal to Require an Independent Board Chairman	Against
5.	Shareholder Proposal that the Board of Directors Issue a Report on Human Rights Due Diligence	Against
NOTE: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

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